UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 22, 2017

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue
Xiangyang City, Shaanxi Province, People's Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 22, 2017, Biostar Pharmaceuticals, Inc. (the "Company") received a notification letter from Nasdaq Listing Qualifications ("Nasdaq") advising the Company that, since it had not filed its Quarterly Report on Form 10-Q for the fiscal year ended June 30, 2017, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing. The Company is required within 60 calendar days of the Nasdaq notification to submit a plan of compliance with the foregoing continued listing deficiency. If the Company's plan is approved by the Nasdaq staff, the Company may be eligible for a listing exception of up to 180 calendar days (or until February 12, 2018) to regain compliance. If the Nasdaq staff concludes that the Company will not be able to cure the deficiency, or if the Company determines not to submit the required materials or make the required representations, the Company's common stock will be subject to delisting by Nasdaq.

Certain statements in this report that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertake no obligation to, update or revise any forward-looking statement.

Item 8.01 Other Events

On August 28, 2017, the Company issued a press release relating to the foregoing event, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

No. Title

99.1 Press release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date: August 28, 2017

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